Exhibit 10.1

MODIFICATION OF INDEPENDENT CONSULTING AGREEMENT

This Modification of Independent Consulting Agreement ("Agreement"), dated this 18th day of July 2020, is by and between Cannabis Global, Inc. a Nevada Corporation having a principal place of business at 520 South Grand Avenue, Ste. 320, Los Angeles, CA 90071 ("CGI"), and New Horizons Laboratory Services, Inc., a Wyoming corporation, having a principal place of business at 1077 Pacific Coast Highway #146, Seal Beach, CA 90740 ("New Horizons"). Both CGI and New Horizons may be individually referred to as a “Party” and collectively referred to as the “Parties.”

RECITALS:

Whereas, in writing dated February 12, 2019, CGI and New Horizons entered into a written consulting agreement (hereafter referred to as the “Consulting Agreement”), a copy of which is attached to this Agreement as Exhibit 1 and incorporated fully herein by reference.

WHEREAS, as consideration for retaining New Horizons’ services under the Consulting Agreement, CGI issued New Horizons the promissory note, (the “Compensation Note”), attached to this Agreement as Exhibit 2 and incorporated fully herein by reference.

WHEREAS, CGI and New Horizons met and conferred regarding the terms and conditions of the Consulting Agreement and consideration payable pursuant thereto, including the terms and conditions of the Compensation Note.

WHEREAS, CGI and New Horizons deem it to be in their mutual best interest to amend and modify the Consulting Agreement pursuant to Section 9.5 thereof, including the Effective Date and the consideration payable under the Consulting Agreement; and,

NOW THEREFORE, in consideration for the mutual promises and covenants contained herein, the sufficiency of which is hereby acknowledged, CGI and New Horizons hereto agree as follows:

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Section	1. Incorporation of the RECITALS clauses.

1.1.            CGI and New Horizons acknowledge that all of the representations set forth in the RECITALS clauses of this Agreement are incorporated herein by reference and made a material part of this Agreement with the same force and effect as if more fully set forth here at. CGI and NEW HORIZONS agree to waive any rule of contract construction or legal presumption that would prohibit any court of competent jurisdiction from construing or enforcing this Agreement based upon the contents of the RECITALS above.

Section	2. Confirmation and Modification of Consulting Agreement.

2.1.             Correction of Effective Date. The Parties amend the Effective Date to correct a scrivener’s error. Affiliates acquired control over the Company on June 19, 2019. CGI was thus operational as of June 19, 2019, and the Effective Date of the Consulting Agreement is amended to delete February 12, 2019, and replace it with June 19, 2019.

2.2.             Confirmation of Section 3.1 Cash Compensation. The Parties acknowledge and confirm the contents of Section 3.1 of the Consulting Agreement, requiring CGI to pay monthly cash payments due New Horizons in the amount of six thousand dollars ($6,000.00), and an additional monthly deferred cash payment of four thousand dollars ($4,000.00), equaling a total compensation of ten thousand dollars ($10,000.00) per month. The Parties also agree to amicably meet and confer regarding resolution of the deferred monthly compensation upon the end of the term.

2.3.             Cancellation of Compensation Note. The Parties agree to modify the Consulting Agreement pursuant to Section 9.5 thereof, and further agree to delete Section 3.2 of the Consulting Agreement and cancel the Compensation Note in Exhibit 2 with prejudice.

2.4.             Other Parts of Consulting Agreement Unaffected. Except as otherwise amended above, the Parties confirm the ongoing parts of the Consulting Agreement as being in full force and effect.

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Section	3. Miscellaneous Provisions.

3.1.             Notices. All notices, offers of other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given or made (i) if delivered personally; or (ii) upon receipt by facsimile transmission (with written confirmation of receipt) or confirmed electronic mail; or (iii) after the expiration of the second business day following deposit with documented overnight delivery service; or (iv) five business days of transmission by regular mail. All notices given or made pursuant hereto shall be so given or made to the parties at the following addresses:

If to CGI:

Cannabis Global, Inc.

Attention: Mr. Arman Tabatabaei

520 South Grand Avenue, Ste. 320

Los Angeles, CA 90071

If to NEW HORIZONS:

New Horizons Laboratory Services, Inc.

Attention: Mr. Joe Noel
1077 Pacific Coast Highway #146

Seal Beach, CA 90740

The address of any party hereto may be changed by a notice in writing given in accordance with the provisions hereof.

3.2.             Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such provision shall be severed and enforced to the extent possible or modified in such a way as to make it enforceable, and the invalidity, illegality or unenforceability thereof shall not affect the validity, legality or enforceability of the remaining provisions of this Agreement.

3.3.             Binding on Affiliated Third Parties. This Agreement shall inure to the benefit of and shall be binding upon CGI and New Horizons and their respective agents, representatives, executors, administrators, trustees, personal representatives, partners, directors, officers, shareholders, agents, attorneys, insurers, employees, representatives, predecessors, successors, heirs and assigns.

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3.4.             Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to principles of conflict of laws. Any controversy or claim arising out of or relating to this Agreement or the Breach thereof, shall be settled by civil action in the state or federal courts sitting in the City and County of Los Angeles, California. The prevailing party in any such action shall recover all attorney fees and costs.

3.5.             Counterparts. This Agreement may be executed in multiple counterparts, all of which shall be deemed originals, and with the same effect as if all Parties had signed the same document. All of such counterparts shall be construed together with and shall constitute one Agreement, but in making proof, it shall only be necessary to produce one such counterpart. A facsimile transmission shall be as valid and enforceable as an original.

3.6.             Entire Understanding. This Agreement is the entire, final, and complete agreement of the Parties relating to the subject of this Agreement, and supersedes and replaces all prior or existing written and oral agreements between the Parties or their representatives relating thereto.

3.7.             Further Assurances. The parties agree to execute and deliver to each other such other documents, and to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement.

3.8.             Amendments. This Agreement shall not be amended or otherwise modified unless in writing signed by all of the parties hereto consistent with Section 9.5 of the Consulting Agreement.

3.9.             Acknowledgment. CGI and NEW HORIZONS acknowledges (i) They have read this Agreement and have consulted with their respective attorneys concerning its contents and legal consequences and have requested any change in language necessary or desirable to effectuate their intent and expectations so that the rule of construction of contracts construing ambiguities against the drafting party shall be inapplicable; (ii) They have taken all corporate actions and obtained all corporate authorizations, consents and approvals as are conditions precedent to their authority to execute this Agreement, and thus warrant that they are fully authorized to bind the Party for which they execute this Agreement; and, (iii) There has been and will be no assignment or other transfer of any right modified or cancelled herein, or any part thereof, and each Party agrees to defend, indemnify and hold harmless the other party from any claims, obligations, or other liabilities, including specifically attorney’s fees and costs incurred, which result from the assertion by any third party of a right to any part of the Consulting Agreement modified or cancelled by this Agreement. The foregoing warranties and representations shall survive the execution and delivery of this Agreement.

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3.10.         Assignment. This Agreement shall be binding upon and inure to the benefit of each party hereto or to such party's heirs, executors, administrators, successors and assigns and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

3.11.         Confidentiality. Each of the parties represents and agrees that it will keep the terms, provisions and amounts in this Agreement confidential and that it will not, without the consent of the other Party, disclose, divulge or furnish such confidential information to any person other than their immediate families, their attorney and accountant (all of whom will be informed of and bound by this confidentiality provision) except as required by law or, if necessary, to any applicable taxing authorities.

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IN WITNESS WHEREOF, the parties have signed this agreement upon the date first written above.

CANNABIS GLOBAL, INC.

By: /s/ Arman Tabatabaei

Name: ARMAN TABATABAEI

Title: CHIEF EXECUTIVE OFFICER

NEW HORIZONS LABORATORY SERVICES, INC.

By: /s/ Joel Noel

Name: JOE NOEL

Title: AUTHORIZED SIGNATORY

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